As filed with the Securities and Exchange Commission on November 30, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRUSTMARK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi
(State or Other Jurisdiction of Incorporation or Organization)

64-0471500
(I.R.S. Employer Identification Number)

248 East Capitol Street
Jackson, Mississippi 39201
(601) 208-5111
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Louis E. Greer
Treasurer and Principal Financial Officer
248 East Capitol Street
Jackson, Mississippi 39201
(601) 208-5111
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy To:
Bruce C. Bennett
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
(212) 841-1000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed	Proposed
Title of each class of	Amount to be	maximum offering	maximum aggregate	Amount of
securities to be registered	registered	price per unit	offering price	registration fee
Common Stock, no par value(1)	$115,000,000(2)	$—(3)	$115,000,000(4)	$6,417.00(5)

(1)	There is being registered hereunder such indeterminate number of shares of the common stock of Trustmark Corporation as from time to time may be issued at indeterminate prices. Includes common stock which may be purchased by underwriters to cover over-allotments, if any.

(2)	The aggregate initial offering price of the common stock issued under this registration statement will not in any event exceed $115,000,000.

(3)	The proposed maximum offering price per unit will be determined from time to time by Trustmark Corporation in connection with the issuance by the registrant of the common stock registered hereunder.

(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fees pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(5)	Calculated in accordance with Rule 457(o) under the Securities Act.

TRUSTMARK CORPORATION
248 East Capitol Street
Jackson, Mississippi 39201
(601) 208-5111

Common Stock

We may offer and sell from time to time, in one or more offerings, shares of our common stock at prices and on terms determined at the time of any such offering. We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Each time any shares of our common stock are offered pursuant to this prospectus, they will be accompanied by a prospectus supplement that will contain more specific information about the offering, including the names of any underwriters, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any other offering material we provide before you decide whether to invest in our common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TRMK.” On November 25, 2009, the last reported sale price of Trustmark Corporation common stock on the NASDAQ Global Select Market was $19.36 per share.

Investing in our securities involves risks.  You should read this entire prospectus and any applicable prospectus supplement carefully before you make your investment decision. Please carefully consider the “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 30, 2009.

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” in this prospectus.

In this prospectus, “Trustmark,” “we,” “our,” “ours,” and “us” refer to Trustmark Corporation, which is a multi-bank holding company headquartered in Jackson, Mississippi, and its subsidiaries on a consolidated basis, unless the context otherwise requires.

Where you can find more information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and current

Where you can find more information

reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

Incorporation of certain documents by reference

We incorporate into this prospectus information contained in documents which we file with the Securities and Exchange Commission. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

➢	Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009;

➢	Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008, filed with the SEC on July 2, 2009;

➢	Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 filed with the SEC on May 11, August 7 and November 9, 2009, respectively;

➢	Current Reports on Form 8-K, filed with the SEC on January 30, February 2, April 6, May 1, July 2, September 18 and November 30, 2009; and

➢	The description of our common stock in our Registration Statement on Form 8-A filed with the SEC on April 29, 1969, as amended, under Section 12 of the Exchange Act.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the termination of the offering of all securities under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.trustmark.com) is not incorporated into this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Corporate Secretary, Trustmark Corporation, 248 East Capitol Street, Jackson, Mississippi 39201, or call (601) 208-5111.

Forward-looking statements

Certain statements contained in this prospectus and the documents incorporated herein are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or

Forward-looking statements

other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described under the caption “Risk Factors” beginning on page 3 of this prospectus and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that effect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, changes in Trustmark’s ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, acts of war or terrorism and other risks described in Trustmark’s filings with the Securities and Exchange Commission.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Except as required by law, Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Risk factors

Investing in our common stock involves risk.  You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the applicable prospectus supplement and in our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending any such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Description of capital stock

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of Mississippi law, including the Mississippi Business Corporation Act, our articles of incorporation, as amended, and our bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, which is filed with the SEC. See “Where You Can Find More Information.”

COMMON STOCK

We have authorized 250,000,000 shares of common stock, no par value. The common stock is listed on the NASDAQ Global Select Market. Its symbol is “TRMK.”

Dividend Rights

Holders of outstanding shares of our common stock are entitled to receive such dividends, if any, as may be declared by our Board of Directors, in its discretion, out of funds legally available therefore.

Other than under certain circumstances, the consent of the United States Department of the Treasury (the “Treasury”) is required for any increase in the quarterly dividends per share of our common stock above $0.23 per share, until the earliest of (i) the date on which our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (no par) liquidation preference $1,000 per share (the “Senior Preferred”) is redeemed in whole, (ii) November 21, 2011, or (iii) the transfer by the Treasury of all of its shares of the Senior Preferred to a third party. In addition, for as long as the Senior Preferred is outstanding, no dividends may be declared or paid on shares of junior preferred stock, shares of preferred stock ranking equal to the Senior Preferred, or shares of our common stock, nor may we repurchase or redeem any such shares, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters to be voted on by our shareholders, including the election of directors. Holders of common stock have cumulative voting rights with respect to the election of directors. Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the shareholders present at a meeting is sufficient in order to take most shareholder actions. Certain extraordinary actions, such as mergers and share exchanges, require the affirmative vote of a majority of the shares entitled to vote.

Description of capital stock

Liquidation Rights

In the event of the liquidation of Trustmark, the holders of common stock are entitled to receive pro rata any assets distributed to shareholders with respect to their shares, after payment of all debts and payments to holders of our preferred stock, if any.

Preemptive Rights

Holders of common stock have no right to subscribe to additional shares of capital stock that may be issued by us.

Anti-Takeover Provisions Under Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may delay, deter or inhibit a future acquisition of us not approved by our Board of Directors. Such a result could occur even if our shareholders are offered an attractive value for their shares or even if a majority of our shareholders believe the takeover is in their best interest.

For example, our articles of incorporation authorize our Board of Directors to issue a series of preferred stock without any further approval from our shareholders, with the designations, preferences and relative rights, qualifications, limitations or restrictions, as the Board of Directors determines in its discretion. See “Preferred Stock” below for more information about the terms of any series of preferred stock that the Board may decide to issue.

Our bylaws include restrictions on the ability of a shareholder to call a special shareholder meeting and also establish advance notice procedures for the nomination of candidates for election to the Board of Directors by persons other than the Board of Directors and require that such a shareholder provide detailed information about the nominee and satisfy certain other conditions.

These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our Board of Directors in connection with any such transaction.

PREFERRED STOCK

Under our articles of incorporation, as amended, our Board of Directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, in one or more series, with such terms and for such consideration as may be fixed by the Board of Directors. As of the date of this prospectus, no preferred shares were issued and outstanding, other than the 215,000 shares of our Senior Preferred.

Senior Preferred

On November 21, 2008, we issued 215,000 shares of the Senior Preferred, having a liquidation amount of $1,000 per share, to Treasury under the Capital Purchase Program (“CPP”) for proceeds of $215,000,000. The Senior Preferred does not have preemptive rights or subscription rights.

Dividends

Dividends on the Senior Preferred accrue and are payable quarterly, on February 15, May 15, August 15 and November 15 of each year, at a rate of 5.00% per annum until, but excluding, February 15, 2014, and from that date and thereafter at a rate of 9.00% per annum. For as long as the Senior Preferred is outstanding, no dividends may be declared or paid on shares of junior preferred stock, shares of preferred stock ranking equal to the Senior Preferred, or shares of our common stock,

Description of capital stock

nor may we repurchase or redeem any such shares, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid. We have paid all scheduled and required dividends on the Senior Preferred through November 15, 2009.

Redemption

Under the terms of the original CPP, the Senior Preferred could not be redeemed within three years following the date of issuance except with the proceeds of a qualified equity offering. However, upon enactment in February of the American Recovery and Reinvestment Act of 2009, the Treasury is required, subject to consultation with appropriate banking regulators, to permit participants in the CPP to repay any amounts previously received without regard to whether the recipient has replaced such funds from any other source or to any waiting period. All redemptions of the Senior Preferred shall be at 100% of the issue price, plus any accrued and unpaid dividends.

Voting Rights

Except as provided below or as otherwise provided by applicable law, the holders of the Senior Preferred have no voting rights.

Whenever dividends payable on any shares of Senior Preferred shall have not been declared and paid in full for at least six quarterly dividend periods, whether or not for consecutive dividend periods, the number of directors on our board of directors will be increased by two and the holders of shares of Senior Preferred, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid for all accrued and unpaid dividends through the relevant dividend period.

So long as any shares of Senior Preferred are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Senior Preferred shall be necessary for effecting or validating: (i) any amendment of our articles of incorporation to authorize, or increase the authorized amount of, or to issue, any shares of, or any securities convertible into or exchangeable for shares of, any class or series of capital stock ranking senior to the Senior Preferred with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of our articles of incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Senior Preferred so as to affect them adversely; or (ii) any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Senior Preferred is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, taken as a whole, are materially less favorable to the holders thereof than those of the Senior Preferred immediately prior to such merger or consolidation.

WARRANT

In connection with the issuance of our Senior Preferred, we also issued a warrant for 1,647,931 shares of our common stock to the Treasury at an exercise price of $19.57 per share. The warrant was exercisable at issuance and expires on November 20, 2018. If we elect to repurchase our Senior Preferred, we will also have the right to repurchase the related warrant at fair market value. If we elect to repurchase our Senior Preferred but do not elect to repurchase the related warrant, we will be required to issue a substitute warrant to the Treasury that the Treasury may exercise or transfer to a third party.

Plan of distribution

We may sell our common stock offered by this prospectus:

➢	through agents;

➢	to or through underwriters;

➢	through dealers;

➢	directly by us to other purchasers; or

➢	through a combination of any such methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of common stock, the underwriters or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents. The underwriters may sell common stock to or through dealers, who may also receive compensation from purchasers of the common stock for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of common stock, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the common stock from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Legal matters

The validity of the issuance of the common stock offered hereby by Trustmark will be passed upon for us by Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi. In connection with particular offerings of common stock, and if stated in the applicable prospectus supplements, certain legal matters with respect to such offerings will be passed upon for us by Covington & Burling LLP, New York, New York. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Trustmark as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements refers to Trustmark’s 2008 change in accounting for fair value measurements, its 2007 change in accounting for uncertainty in tax positions and its 2006 change in accounting for defined benefit pension and postretirement benefit plans.

PROSPECTUS

TRUSTMARK CORPORATION

Common Stock

The date of this prospectus is November 30, 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus, the related prospectus supplement or any free writing prospectus by or on behalf of us. We have not authorized anyone to provide you with different information. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus is accurate as of the date on the front of this prospectus or incorporated document only, as the case may be. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will bear all expenses, the total amount of which is not currently determinable, incurred in connection with the registration of the securities offered in this registration statement under the Securities Act and qualification or exemption of the registered securities under state securities laws.

SEC registration fees	$6,417.00
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)

TOTAL	$(1)

(1)	The amount of these fees and expenses is not currently determinable.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Mississippi Business Corporation Act (the “MBCA”) contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and shareholders whom they serve. Article 8, Sub-article E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.

Section 79-4-8.50 through 79-4-8.59 of the MBCA provide Trustmark with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of Trustmark’s directors under certain circumstances.

Under our Amended and Restated Bylaws (the “Bylaws”), any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Trustmark for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party or potential party by reason of his being or having been a director, an honorary or advisory director, officer, or employee of Trustmark or of any firm, corporation or organization which he served in any such capacity at the request of Trustmark; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to Trustmark; and provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to Trustmark.

Under our Bylaws, the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. Trustmark may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, honorary or advisory directors, officers and employees. Such insurance may, but need not, be for the benefit of all directors, honorary or advisory directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Trustmark pursuant to the Bylaws, or otherwise, Trustmark has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on November 30, 2009.

TRUSTMARK CORPORATION

By:	/s/ Richard G. Hickson
Richard G. Hickson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis E. Greer and T. Harris Collier III as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard G. Hickson Richard G. Hickson	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	November 30, 2009
/s/ Louis E. Greer Louis E. Greer	Treasurer and Principal Financial Officer; (Principal Financial Officer and Principal Accounting Officer)	November 30, 2009
/s/ Adolphus B. Baker Adolphus B. Baker	Director	November 30, 2009

/s/ Fred E. Carl, Jr. Fred E. Carl, Jr.	Director	November 30, 2009

/s/ William C. Deviney, Jr. William C. Deviney, Jr.	Director	November 30, 2009

/s/ Daniel A. Grafton Daniel A. Grafton	Director	November 30, 2009

Signature	Title	Date

/s/ David H. Hoster II David H. Hoster II	Director	November 30, 2009

/s/ John M. McCullouch John M. McCullouch	Director	November 30, 2009

/s/ Richard H. Puckett Richard H. Puckett	Director	November 30, 2009

/s/ R. Michael Summerford R. Michael Summerford	Director	November 30, 2009

/s/ LeRoy G. Walker, Jr. LeRoy G. Walker, Jr.	Director	November 30, 2009

/s/ Kenneth W. Williams Kenneth W. Williams	Director	November 30, 2009

/s/ William G. Yates III William G. Yates III	Director	November 30, 2009

Exhibit Index

Exhibit No.		Description

1	.1*	Underwriting Agreement
3.1		Articles of Incorporation of the Registrant. Incorporated herein by reference to(1) Exhibit 3-a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 21, 2003, and(2) Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 25, 2008
3.2		Amended and Restated Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on November 25, 2008
3.3		Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which was attached to the Articles of Amendment to the Articles of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 25, 2008
5	.1**	Opinion of Brunini, Grantham, Grower & Hewes, PLLC
23	.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23	.2**	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.1)
24	.1**	Power of Attorney (included on the signature pages hereto)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.